CONTRACT SCHEDULE

CONTRACT OWNER: [John Doe]                  CONTRACT NUMBER:  [DA687456]

JOINT OWNER:  [Jane Doe]                    ISSUE DATE:   [04/15/96]

ANNUITANT:  [John Doe]                      INCOME DATE:  [04/15/06]

PURCHASE PAYMENTS:
         INITIAL PURCHASE PAYMENT:              [Non-Qualified:  $5,000 or
                                                $2,000 if you have selected AIP;
                                                     Qualified:   $2,000]

         MINIMUM SUBSEQUENT
           PURCHASE PAYMENT:         [$250 or $100 if you have selected AIP]

         MAXIMUM TOTAL
           PURCHASE PAYMENTS:        [$1million; higher amounts may be accepted
                                     with our prior approval]

  ALLOCATION GUIDELINES:
           [1. Currently, you can select all of the Funds and the Fixed
           Account.

          2. If allocations are made in percentages, whole numbers must be used.

          3. If the initial Purchase Payment and the forms required to issue a Contract are in good order, the initial Purchase Payment will be credited to your Contract within two (2) business days after receipt at the Service Center. Additional Purchase Payments will be credited to your Contract as of the Valuation Period when they are received in good order.]

VARIABLE ACCOUNT: [Allianz Life Variable Account B]

ELIGIBLE INVESTMENTS:
[Valuemark Investment Options:]

[DAVIS VA FINANCIAL]
[DAVIS VA VALUE]
[DREYFUS SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX]
[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN SMALL CAP]
[FRANKLIN SMALL CAP VALUE SECURITIES]
[FRANKLIN U.S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[JENNISON 20/20 FOCUS]
[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[OPPENHEIMER GLOBAL SECURITIES/VA]
[OPPENHEIMER HIGH INCOME/VA]
[OPPENHEIMER MAIN STREET GROWTH & INCOME/VA]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT STOCKSPLUS GROWTH AND INCOME]
[PIMCO VIT TOTAL RETURN]
[SELIGMAN SMALL-CAP VALUE]
[SP JENNISON INTERNATIONAL GROWTH]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[TEMPLETON FOREIGN SECURITIES]
[TEMPLETON GROWTH SECURITIES]
[USAZ AIM BASIC VALUE]
[USAZ AIM BLUE CHIP]
[USAZ AIM DENT DEMOGRAPHIC TRENDS]
[USAZ AIM INTERNATIONAL EQUITY]
[USAZ ALLIANCE CAPITAL GROWTH AND INCOME]
[USAZ ALLIANCE CAPITAL LARGE CAP GROWTH]
[USAZ ALLIANCE CAPITAL TECHNOLOGY]
[USAZ MONEY MARKET]
[USAZ OPPENHEIMER EMERGING GROWTH]
[USAZ PIMCO GROWTH AND INCOME]
[USAZ PIMCO RENAISSANCE]
[USAZ PIMCO VALUE]
[USAZ TEMPLETON DEVELOPED MARKETS]
[USAZ VAN KAMPEN AGGRESSIVE GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN EMERGING GROWTH]
[USAZ VAN KAMPEN GROWTH AND INCOME]
[USAZ VAN KAMPEN GROWTH]


[Allianz Life General Account]

[ALLIANZ LIFE FIXED ACCOUNT]

MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Period, the Mortality and Expense Risk Charge is equal on an annual basis to [1.60%] of the average daily net asset value of the Variable Account. During the Annuity Period, the Mortality and Expense Risk is equal on an annual basis to [1.60%] of the average daily net asset value of the Variable Account. We may decrease this charge, but we may not increase it.

ADMINISTRATIVE CHARGE: Equal on an annual basis to [.15%] of the average daily net asset value of the Variable Account.

DISTRIBUTION EXPENSE CHARGE:        [None]

CONTRACT MAINTENANCE CHARGE: The Contract Maintenance Charge is currently [$30.00] each Contract Year. The Contract Maintenance Charge will be deducted from the Contract Value on each Contract Anniversary while this Contract is in force. However, during the Accumulation Period, if your Contract Value on a Contract Anniversary is at least [$50,000], then no Contract Maintenance Charge is deducted. If a total surrender is made on other than a Contract Anniversary and your Contract Value for the Valuation Period during which the total surrender is made is less than [$50,000], the full Contract Maintenance Charge will be deducted at the time of the total surrender. The Contract Maintenance
Charge will be deducted from the Funds [and the Fixed Account] in the same proportion that the amount of the Contract Value in each Fund [and/or Fixed Account] bears to the total Contract Value. During the Annuity Period, the Contract Maintenance Charge will be collected pro rata from each Annuity Payment. In the event you own more than one Contract, we will determine the total Contract Value for all of the Contracts. If the total Contract Value is at least [$50,000], we will not assess the Contract Maintenance Charge. If the Contract Owner is not a natural person, we will look to the Annuitant in determining the foregoing.


TRANSFERS:

          NUMBER OF FREE TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this, but you will always be allowed at least 3 free transfers in any Contract Year. Currently, you are allowed 12 free transfers each Contract Year. This applies to transfers prior to and after the Income Date.

          TRANSFER FEE: For each transfer in excess of the Free Transfers Permitted, the Transfer Fee is the lesser of [$25] or 2% of the amount transferred. Transfers made at the end of the Right to Examine period by us and any transfers made pursuant to a regularly scheduled transfer will not be counted in determining the application of the Transfer Fee.

          MINIMUM AMOUNT TO BE TRANSFERRED: [$1,000 (from any Fund or the Fixed Account) or your entire interest in the Fund or the Fixed Account, if less.] This requirement is waived if the transfer is pursuant to a pre-scheduled transfer.

SURRENDERS:

          CONTINGENT DEFERRED SALES CHARGE: A Contingent Deferred Sales Charge is assessed against Purchase Payments withdrawn. The Charge is calculated at the time of each surrender. For partial surrenders, the Charge is deducted from the remaining Contract Value and is deducted from the Funds [and the Fixed Account] in the same proportion that the amount of surrender from the Fund [or Fixed Account] bears to the total of the partial surrender. The Contingent Deferred Sales Charge is based upon the length of the time from receipt of the Purchase
          Payment. Surrenders are deemed to have come from the oldest Purchase Payments first. Each Purchase Payment is tracked as to its date of receipt and the Contingent Deferred Sales Charges are determined in accordance with the following.



                        [CONTINGENT DEFERRED SALES CHARGE

                                    Number of Years
                               from Receipt Charge
                                        0                               6%
                                        1                               6%
                                        2                               6%
                                        3                               5%
                                        4                               4%
                                        5                               3%
                                        6                               2%
                                        7 years or more                 0%]

          FREE SURRENDER AMOUNT: [Each Contract Year after the first Contract Year, on a non-cumulative basis, you can withdraw amounts from the Contract Value without incurring a Contingent Deferred Sales Charge. The amount not subject to the Contingent Deferred Sales Charge is 15% of the Contract Value, less any previous Free Surrender Amount withdrawn during that Contract Year.]

          [If your Contract Value is $25,000 or more you can elect the Systematic Withdrawal Option in lieu of the Free Surrender Option described above. Systematic Withdrawals are available on a monthly or quarterly basis if your Contract Value is $25,000 or more. The total of Systematic Withdrawals in a Contract Year which can be made without incurring a Contingent Deferred Sales Charge is limited to not more than 15% of the Contract Value determined on the last Valuation Date prior to the receipt of the Systematic Withdrawal Option request. There is no limit to the amount or percentage of the Systematic Withdrawal if your Purchase Payments are no longer subject to a Contingent Deferred Sales Charge. If you have elected the Systematic Withdrawal Option, any additional surrenders will be subject to any applicable Contingent Deferred Sales Charge. We reserve the right to modify the eligibility rules at any time, without notice.]

          [If you have a Qualified Contract and your Contract Value is $25,000 or more, you can elect the Minimum Distribution Program with respect to your Contract. Surrenders will be made on a monthly or quarterly basis and will not be subject to a Contingent Deferred Sales Charge. Such payments will be designed to meet the applicable minimum distribution requirements imposed by the Internal Revenue Code on Qualified Contracts. Withdrawals from your Qualified Contract pursuant to the Minimum Distribution Program are in lieu of the Free Surrender Amount described above. If you have elected the Minimum Distribution Program, any additional surrenders will be subject to any applicable Contingent Deferred Sales Charge.]

         MINIMUM PARTIAL SURRENDER:  [$500]

          MINIMUM CONTRACT VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL SURRENDER: [$2,000]

         [WAITING PERIOD: The Guaranteed Minimum Income Benefit can be exercised within 30 days following a Contract Anniversary beginning with your seventh Contract Anniversary.]


FIXED ACCOUNT GUARANTEED RATE:  [3%]

FIXED ACCOUNT INITIAL RATE:   [3%]
         We guarantee this rate for one year from the Issue Date.

RIDERS:

              [Individual Retirement Annuity Endorsement]
              [Roth Individual Retirement Annuity Endorsement]
              [403 (b) Endorsement]
              [Enhanced Guaranteed Minimum Death Benefit Endorsement]
              [Earnings Protection Guaranteed Minimum Death Benefit Endorsement] [Traditional Guaranteed Minimum Death Benefit Endorsement] [Traditional Guaranteed Minimum Income Benefit Endorsement] [Unisex Endorsement]
              [Declared Interest Rate Fixed Account Endorsement] [Dollar Cost Averaging Fixed Account Endorsement] [Pension Plan and Profit Sharing Plan Endorsement] [Waiver of Contingent Deferred Sales Charge Endorsement] [Charitable Remainder Trust Endorsement] [Service Center Endorsement] [Endorsement]


SERVICE OFFICE:   USALLIANZ SERVICE CENTER
                  [300 Berwyn Park
                  P.O. Box 3031 Berwyn, PA 19312-0031 800-624-0197]